Exhibit 10.16.2

Date: 12 October 2007

Dear     Managing Director

     Fabrinet Co., Ltd.

Re: Consent Letter

With reference to Fabrinet Co., Ltd.’s Memorandum regarding Informing, Waiving and Amending Loan Conditions and Covenants Between Fabrinet Co., Ltd. and Export-Import Bank of Thailand dated 24 September 2007, now Export-Import Bank of Thailand acknowledges and consents as per item 2.1 of such Memorandum.

For your acknowledgement.

Best Regards, Chana Boonyachai First Vice President - Business Promotion